UNION CENTER NATIONAL BANK
                         SENIOR OFFICERS PROTECTION PLAN

SECTION 1. STATEMENT OF PURPOSE

            This Plan is designed and implemented for the purpose of providing to a limited group of key management or highly compensated employees of Union Center National Bank (the "Bank") who are largely responsible for the Bank's success the opportunity to receive deferred compensation in the form of supplemental executive retirement benefits, thereby increasing the incentive of such key employees to remain in the employ of the Bank and to make the Bank more profitable.

SECTION 2. DEFINITIONS

            2.1 "Account" means the bookkeeping account created and maintained by the Bank for the benefit of a Participant which shall reflect the value of amounts payable to such Participant, if any, under the Plan.

            2.2 "Beneficiary" means one or more persons, trusts, estates or other entities designated by a Participant in writing on a form satisfactory to the Bank, that is/are entitled to benefits under this Plan upon the death of the Participant or the death of the predecessor Beneficiary receiving benefits under the Plan.

            2.3 "Board" means the Board of Directors of the Bank.

            2.4 "Cause" means any of the following acts or circumstances: (i) disloyal, dishonest or felonious conduct of the Participant that materially adversely affects the Bank or Center Bancorp; or (ii) termination of the Bank's business due to unprofitability, insolvency, bankruptcy or directive by governmental regulators; provided, however, that if a Participant has entered into a written employment agreement with the Bank that defines "cause" or words of similar import, then "Cause", as applied to such Participant shall have the meaning ascribed such term or words of similar import under such employment agreement.

            2.5 "Change in Control" means a change in control required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A (or any successor provision) promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "person" (including as such term is used in Section 13(d) and 14(d)(2) (or any successor provision) of the Exchange
Act) is or becomes the beneficial owner, directly or indirectly, of securities of Center Bancorp (the "Company") representing thirty-three percent (33%) or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; or (b) during any period of two
(2) consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof (excluding for purposes of this calculation any director who dies during such period); or (c) the Company shall meet the delisting criteria of the New York Stock Exchange, Inc. or any successor exchange in respect of the number of publicly held shares or the number of shareholders holding one hundred (100) shares or more; or (d) the Board shall approve the sale of all or substantially all of the assets of the Company; or (e) the Board shall approve any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a), (b), or (c) above.

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            2.6 "Disability"  means, in the determination of the Committee,  the inability of a Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which can be expected to be permanent. The Committee may require such proof of Disability as the Committee in its sole discretion deems appropriate, and the Committee's good faith determination as to whether the Participant is disabled shall be final and binding on all parties concerned.

            2.7 "Normal Retirement Date" means the first day of the month coincident with or next following the date on which the Participant attains age sixty-five (65).

            2.8 "Participant" means a senior officer of the Bank who has met the requirements of the eligibility and participation provisions set forth in
Section 4 hereof.

            2.9 "Plan" means the Union Center National Bank Senior Officers Protection Plan contained in this document, including all amendments thereto.

            2.10  "Vested  Account"  means  that   percentage,   if  any,  of  a
Participant's Account that has vested in accordance with Section 7 hereof.

            2.11 "Year of Service" means a period of twelve (12) consecutive months during which a Participant is continuously employed by the Bank. For purposes of the Plan, a Participant shall be credited with Years of Service which have accrued both before and after the date of adoption of the Plan.

SECTION 3. PLAN ADMINISTRATION

            3.1 Power and Duties of the Committee. The Board shall designate from among its members a compensation committee (the "Committee") to administer the Plan, which shall consist of no fewer than three members of the Board. A majority of the members of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee shall be the act of the Committee. Any member of the Committee may be removed at any time either with or without cause by resolution adopted by the Board, and any vacancy on the Committee may at any time be filled by resolution adopted by the Board.

                  The Committee shall administer the Plan in accordance with its terms and shall have the power and the discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. The Committee may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable by the Committee to carry out the purpose of the Plan. The Committee shall have all power necessary or appropriate to accomplish his duties under this Plan.


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                  The Committee  shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

                  (a) the discretion to determine all questions  relating to the eligibility of employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

                  (b) to compute  and make  determinations  with  respect to the amount of benefits to which any Participant shall be entitled hereunder;

                  (c) to  authorize  and  make  non-discretionary  or  otherwise directed disbursements to Participants;

                  (d) to maintain all necessary  records for the  administration of the Plan;

                  (e) to interpret  the  provisions  of the Plan and to make and publish such rules for the regulation of the Plan as are consistent with the terms hereof;

                  (f) to prepare and  implement a procedure to notify  employees that they have been selected as eligible to participate in the Plan; and

                  (g) to assist any Participant regarding his rights,  benefits, or elections available under the Plan.

            3.2 Records and Reports. The Committee shall keep a record of all actions taken and shall keep all other books of account, records, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Bank, Participants and Beneficiaries.

            3.3 Information from Bank. To enable the Committee to perform its function, the Bank shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their retirement, death, or termination of employment, and such other pertinent facts as the Committee may require. The Committee may rely upon such information as is supplied by the Bank and shall have no duty or responsibility to verify such information.

SECTION 4. ELIGIBILITY AND PARTICIPATION

            4.1 Eligibility. The Board, in its sole discretion, shall select the employees of the Bank who are eligible to become Participants, and those employees shall be listed on Schedule A attached hereto.

            4.2 Participation. The Committee shall notify those employees listed on Schedule A attached hereto of their participation in the Plan.


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

SECTION 5. ACCOUNTS

            5.1 From time to time and in its sole discretion, the Bank may credit a Participant's Account with principal and, in the sole discretion of the Bank, interest or other earnings. The Bank shall be under no obligation, however, to credit any Account hereunder and will choose to credit an Account based on the employment performance of a Participant and on the operating profit of the Bank. The Participant may from time to time inquire of the Bank the value of his or her Account, and the Bank will make reasonable efforts to provide the Participant with such information on a timely basis.

            SECTION 6. PAYMENT OF RETIREMENT BENEFIT

            6.1 Normal Retirement Date. A Participant who terminates employment with the Bank on or after his or her Normal Retirement Date shall be entitled to receive the value of his or her Vested Account, payable in a lump sum no later than the first day of the fourth month following the Participant's actual retirement date; provided, however, that such a Participant may, by filing an election form with, and acceptable to, the Committee elect to have payment of his or her Vested Account made in annual installments, payable over not more than ten (10) years. Such election shall not be given any effect, however, unless such election is filed with the Committee at least a full calendar year before the distribution of the Participant's retirement benefit hereunder begins. If a Participant elects to have his or her retirement benefit paid in installments, as of the date of the Participant's actual retirement and on each anniversary date thereafter during the benefit payment period, the amount of each installment to be paid during such year shall be equal to the remaining balance in the Participant's Vested Account as of each retirement anniversary date divided by the number of annual installment payments remaining to be made. The final installment payment shall be equal to the remaining amount payable to the Participant. In no event shall the amount of any installment payment exceed the remaining amount payable to the Participant. If a Participant should die after commencement of installments, but prior to the completion of such installment payments, such annual benefit shall be continued to the Participant's Beneficiary for the unexpired portion of the previously-elected installment period. Notwithstanding the foregoing, the Bank reserves the right to distribute a Participant's retirement benefit in one lump sum rather than in installments at any time.

            6.2 Death, Disability. In the event that a Participant terminates employment with the Bank due to death or Disability prior to his or her Normal Retirement Date, the Bank shall pay to the Participant or the Beneficiary, as the case may be, the value of the Participant's Vested Account. Such payment shall be made in a lump sum no later than the first day of the fourth month following the date of the Participant's death or termination of employment due to Disability, as the case may be.

            6.3 Other Payments. If a Participant's employment with the Bank is terminated for any reason other than Cause, or if a Participant voluntarily discontinues employment with the Bank for any reason (other than death, Disability or retirement), then the Participant shall be entitled to receive a termination benefit equal to the value of his Vested Account as of the date of his or her termination of employment. This termination benefit shall be due and payable in a lump sum amount on or about the first day of the fourth month following the month of the Participant's termination of employment.


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SECTION 7. VESTING

            7.1 A Participant's interest in his or her Account shall vest in accordance with the following schedule.

            Years of Service                                  Vesting Percentage
            ----------------                                  ------------------
            Less than 6                                                0%
            6 but less than 7                                         10%
            7 but less than 8                                         20%
            8 but less than 9                                         30%
            9 but less than 10                                        40%
            10 but less than 11                                       50%
            11 but less than 12                                       60%
            12 but less than 13                                       70%
            13 but less than 14                                       80%
            14 but less than 15                                       90%
            15 or more                                                100%

            Notwithstanding the foregoing, a Participant's Account shall vest in full (i) in the event that the Participant's employment terminates due to death or Disability, (ii) upon a Change in Control, or (iii) upon the Participant's attainment of age 65 while employed by the Bank.

            Notwithstanding anything contained herein to the contrary, if a Participant's employment with the Bank terminates for Cause, the Participant shall not be entitled to any benefits under the terms of the Plan regardless of whether he or she had any vested interest.

SECTION 8. CLAIMS PROCEDURES

            8.1 Claims Procedure. Claims for benefits under the Plan may be filed with the Committee on forms supplied by the Bank. Written notice of the disposition of a claim shall be furnished to the claimant within ninety (90) days after the claim is filed. If additional time (up to ninety (90) days) is required by the Committee to process the claim, written notice shall be provided to the claimant within the initial ninety (90) day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render a determination. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

            8.2 Claims Review Procedure. Any employee, former employee, or Beneficiary who has been denied a benefit by decision of the Committee pursuant to Section 8.1 hereof shall be entitled to request the Committee to give further consideration to his claim by filing with the Committee a request for a hearing. Such request, together with a written statement of the reason why the claimant believes his claim should be allowed, shall be filed with the Committee no later than sixty (60) days after receipt of the written notification provided for in
Section 8.1 hereof. The Committee shall make a final decision as to the allowance of the claim within sixty (60) days of receipt of the appeal (unless there has been an extension due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant in writing within the sixty (60) day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.


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

            8.3 Special Notification and Review Procedure for a Disability Claim. In the event of a claim by a Participant on account of Disability, the following claims procedure shall apply.

                  (a) Upon receipt of a claim for a benefit on account of Disability, the Committee shall advise the claimant that a decision will be forthcoming within forty-five (45) days and shall, in fact, deliver such decision within that period. The Committee may, however, extend this period for an additional thirty (30) days if necessary due to matters beyond the control of the Committee, and written notice of the extension is given to the claimant within forty-five (45) days after receipt of the claim. The Committee may also extend the extension period for an additional thirty (30) days if necessary due to matters beyond the control of the Committee and written notice of the additional extension is given to the claimant prior to the end of the original thirty-day extension period. If the claim is denied in whole or in part, the Committee shall adopt a written decision using language calculated to be understood by the claimant, setting forth: (i) the specific reason or reasons for such denial; (ii) the specific reference to pertinent provisions of the Plan on which such denial is based; (iii) a description of any additional material or information necessary for the claimant to perfect his or her claim and an explanation of why such material or such information is necessary; (iv) appropriate information (including any applicable time limits) as to the steps to be taken if the claimant wishes to submit the claim for review; (v) if an internal rule or guideline was relied upon in denying the claim, and that a copy of such rule or guideline will be provided free of charge and upon request; and
(vi) if the denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the clinical judgment, applying the terms of the Plan to the medical circumstances of the claimant, or a statement that such explanation will be provided free of charge and upon request.

                  (b) Within one hundred and eighty (180) days after the receipt by the claimant of the written decision described above, the claimant may request in writing that the Disability Review Board (as defined below) of the Bank review the decision of the Committee. Such request must be addressed to the Disability Review Board c/o the Committee, at the Bank's then principal place of business. The "Disability Review Board" shall be a committee consisting of one or more individuals selected by the Board; directors, shareholders, officers and employees are eligible to serve on the Disability Review Board, provided, however, that neither any member of the Committee nor any subordinate of any member of the Committee shall be eligible to serve on the Disability Review Board. In connection with the review, the claimant or his or her duly authorized representative shall be provided with the identification of any medical or vocational experts whose advice was obtained in connection with the claim denial (without regard to whether the advice was relied upon in denying the claim). The claimant may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Disability Review Board.


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

                  (c) Within forty-five (45) days after the Disability Review Board's receipt of a request for review, it will review the Committee's decision and make its determination on review. The Disability Review Board may, however, extend the review period for an additional forty-five (45) days if special circumstances require an extension of time and written notice of the extension is given to the claimant within forty-five (45) days after receipt of the written request for review. In reviewing any decision based in whole or in part on a medical judgment, the Disability Review Board will consult with a health care professional who has appropriate training in the field of medicine involved in the medical judgment; the health care professional shall neither be an individual consulted in connection with the decision that is subject to review, nor be the subordinate of such individual. The Disability Review Board's review shall not afford deference to the Committee's decision. After considering all materials presented by the claimant, the Disability Review Board will provide its written determination on review. If the Disability Review Board's determination on review is to deny the claim in any respect, the written determination shall set forth: (i) the specific reason or reasons for such denial; (ii) the specific reference to pertinent provisions of this Plan on which such denial is based; (iii) a statement that the claimant shall be provided upon request and free of charge reasonable access to and copies of all documents, records and other information relating to the claim; (iv) a description of the claimant's right to bring an action under section 502(a) of the Employee Retirement Income Security Act of 1974, as amended; (v) if an internal rule or guideline was relied upon in denying the claim, either the specific rule or guideline, or a statement that such rule or guideline was relied upon in denying the claim, and that a copy of such rule or guideline will be provided free of charge and upon request; and (vi) if the denial of the claim is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the clinical judgment, applying the terms of the Plan to the medical circumstances of the claimant, or a statement that such explanation will be provided free of charge and upon request.

                  (d) For purposes of this Section 8.3, the Committee and the Disability Review Board shall have the power to construe, interpret and apply the provisions of the Plan (except to the extent such power is otherwise specifically allocated to another party by operation of law), and to determine any questions of fact which may arise under the Plan.

SECTION 9. AMENDMENT AND TERMINATION

            9.1 Amendment, Termination. The Bank shall have the right at any time to amend or terminate this Plan. However, no amendment shall be effective so as to reduce the amount of any Participant's Vested Account hereunder, or to delay the payment of any amount to a Participant beyond the time that such amount would be payable without regard to such amendment.

SECTION 10. MISCELLANEOUS

            10.1 Non-alienation of Benefits. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right or benefit under this Plan or any Agreement shall be void. No such right or benefit shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled thereto. If a Participant or any Beneficiary hereunder shall become bankrupt, or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right hereunder, then such right or benefit shall, in the sole discretion of the Board, cease and terminate, and in such event, the Board may hold or apply the same or any part thereof for the benefit of the Participant or his or her Beneficiary, spouse, children, or other dependents, or any of them in such manner and in such amounts and proportions as the Board may deem proper.


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

            10.2 Unsecured Liability. The obligation of the Bank to make payments hereunder to a Participant shall constitute an unsecured liability of the Bank. Such payments shall be made from the general funds of the Bank and the Bank shall not be required to establish or maintain any special or separate fund, to purchase or acquire life insurance on a Participant's life, or otherwise to segregate assets to assure that such payments shall be made. Neither a Participant nor any other person shall have any interest in any particular asset of the Bank by reason it its obligations hereunder and the right of any of them to receive payments under this Plan shall be no greater than the right of any other unsecured general creditor of the Bank. Nothing contained in the Plan shall create or be construed as creating a trust of any kind or any other fiduciary relationship between the Bank and a Participant or any other person.

            10.3 No Contract of Employment. This Plan shall not be deemed to constitute a contract between the Bank and any Participant or to be a consideration or an inducement for the employment of any Participant or employee. Nothing contained in this Plan shall be deemed to give any Participant or employee the right to be retained in the service of the Bank or to interfere with the right of the Bank to discharge any Participant or employee at any time regardless of the effect which such discharge shall have upon him or her as a Participant of this Plan.

            10.4 Designation of Beneficiary. Each Participant shall file with the Bank a notice in writing, in a form acceptable to the Board, designating one or more Beneficiaries to whom payments becoming due by reason of or after his or her death shall be made. Participants shall have the right to change the Beneficiary or Beneficiaries so designated from time to time; provided, however, that no such change shall become effective until received in writing and acknowledged by the Bank.

            10.5 Payments to Incompetents. The Bank shall make the payments provided herein directly to the Participant or Beneficiary entitled thereto or, if such Participant or Beneficiary has been determined by a court of competent jurisdiction to be mentally or physically incompetent, then payment shall be made to the duly appointed guardian, committee or other authorized representative of such Participant or Beneficiary. The Bank shall have the right to make payment directly to a Participant or Beneficiary until it has received actual notice of the physical or mental incapacity of such Participant or Beneficiary and actual notice of the appointment of a duly authorized representative of his or her estate. Any payment to or for the benefit of a Participant or Beneficiary shall be a complete discharge of all liability of the Bank therefore.

            10.6 Interpretation. The interpretation and construction of the Plan by the Board, and any action taken hereunder, shall be binding and conclusive upon all parties in interest. No member of the Board shall be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction, or administration of the Plan, so long as such action or omission be made in good faith.


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

            10.7 Authority to Establish a Trust. The Board shall have the right at any time to establish a trust to which the Bank may transfer from time to time certain assets to be used by said trustee(s) to satisfy some or all of the Bank's obligations and liabilities under the Plan. All assets held by such trust shall be subject to the claims of the Bank's creditors in the event of the Bank's Insolvency (as defined below). For purposes of this Plan and the said trust, "Insolvency" means (i) the Bank is unable to pay its debts as they become due; or (ii) the Bank is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

            10.8 Prepayment. The Board may, in its sole and absolute discretion, prepay all or any part of the annual installments remaining to be paid to a Participant or Beneficiary under this Plan. The amount of such prepayment shall equal the actuarial equivalent of the remaining annual installments being prepaid, as determined by the Board in its discretion, and receipt thereof by the Participant or Beneficiary shall be in full satisfaction of all remaining obligations of the Bank under the Plan and any applicable Agreement.

            10.9 Binding Effect. Obligations incurred by the Bank pursuant to this Plan shall be binding upon and inure to the benefit of the Bank, its successors and assigns, and the Participant, his or her Beneficiaries, personal representatives, heirs and legatees.

            10.10 Entire Plan. This document and any amendments hereto contain all the terms and provisions of the Plan and shall constitute the entire Plan, any other alleged terms or provisions being of no effect.

            10.11 Merger, Consolidation or Acquisition. In the event of a merger or consolidation of the Bank with another corporation or entity, or the sale or lease of all or substantially all of the Bank's assets to another corporation or entity, or the acquiring by another corporation or entity of a right to elect at least thirty percent (30%) of the Board, then and in such event the obligations and responsibilities of the Bank under this Plan shall be assumed by any such successor or acquiring corporation or entity, and all of the rights, privileges and benefits of the Participants hereunder shall continue.

            10.12 Governing Law. Except to the extent preempted by federal law, this Plan shall be construed and enforced according to the laws of the State of New Jersey, other than its laws respecting choice of law.

            10.13 Gender, Number, Headings. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular shall include the plural, unless the context clearly indicates to the contrary. All headings used in this Plan are for convenience of reference only and are not part of the substance of this Plan.

            10.14 Enforceability. If any term or condition of this Plan shall be invalid or unenforceable to any extent or in any application, then the remainder of the Plan, and such term or condition except to such extent or in such application, shall not be affected thereby, and each and every term and condition of the Plan shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

            10.15 Uniformity. All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any summaries or other descriptions of this Plan, the Plan provisions shall control.

            IN WITNESS WHEREOF, this Plan, having been duly approved and adopted by the Board of the Bank, has been executed by a duly authorized officer of the Bank as evidence of its adoption.

                                        UNION CENTER NATIONAL BANK

                                        By: /s/ Donald Bennetti
                                            ---------------------------------
                                            Name: Donald Bennetti
                                            Title: Senior Vice President

                                   SCHEDULE A

                                  Participants

                                William A. Arnold
                                 Donald Bennetti
                                 Mark S. Cardone
                                  John J. Davis
                                  Julia D'Aloia
                                 John F. McGowan
                               Anthony C. Weagley
                                   Lori Wunder